EXHIBIT 10.2

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

AMENDMENT NUMBER TWO

TO THE R&D SERVICES AGREEMENT

This Amendment Number Two (“Amendment Two”) amends the 14 November 2017 R&D Services Agreement (“RDSA” or “Agreement”), as previously amended by Amendment Number One dated June 20, 2018, between Framatome SAS (formerly known as “AREVA NP SAS”, and hereinafter referred to as “Framatome”), Lightbridge Corporation (“Lightbridge”), and Enfission, LLC (“Enfission”) (each of Framatome, Lightbridge and Enfission a “Party”, and collectively, the “Parties”), and shall be deemed effective as of June 20, 2018.

1. The Parties desire to adjust the Project 1 (as defined in the RDSA) organization based on actual experience during the first several months of activities under the RDSA. The Parties therefore hereby agree to amend the RDSA as follows:

A.	Section 1.61 (definition of “Project Manager” or “PM”) is modified as follows:

1.61 “Project Manager Office” or “PMO has the meaning as described in Section 4.2.

B.	All uses of “Project Manager” throughout the RDSA are deleted and replaced with “Project Management Office,” and all uses of “PM” throughout the RDSA are deleted and replaced with “PMO.”

C.	Section 4.2 (Project Manager), third paragraph, is modified as follows:

The Project ~~Manager~~ Management Office is accountable for managing Project l’s progress, schedule, and costs (both globally and with respect to Sub-Projects), recommending Project reviews to the Project Director and to the Board, submitting reports and recommendations to the Project Director and to the Board ~~Project I Steering Committee and the Board, and supporting marketing efforts for non-commercial technical R&D Activities on an as needed basis.~~

D.	Section 4.3 (Project I Steering Committee) is deleted in its entirety and replaced with the following:

4.3 Project Director

The Project Director shall lead Project l’s day-tp-day activities. The Project Director shall receive recommendations from the Sub-Project Leaders before the Project Director makes any decision in the respective Sub-Project Leader’s field of expertise in accordance with the decision-making process described in Section 4,5 hereof. The Project Director shall be responsible for triggering Project reviews by the Board of Directors and supporting marketing efforts for non-commercial technical R&D Activities on an as needed basis. The Project Director shall report directly to the Enfission Vice President for Fuel Development and also to the Board for Project progress and key Project decisions.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

E.	Section 1.87 is added as follows:

1.87 “Project Advisors” means certain internal and external technical advisors to the Project. Internal Project Advisors (i.e., individuals employed by Lightbridge. Framatome SAS, Framatome Inc., and their affiljates1 may be utilized by the Project Core Team as needed. External Project Advisors must be pre-approved by the IP Committee through the Subcontractor approval process prior to their use.

F.	Section 1.88 is added as follows:

1.88 “Project Core Team” means the Project Director. the Project Management Office and the Sub.-Project Leaders.

G.	Section 1.89 is added as follows:

1.89 “Project Director” shall mean an individual selected by the Parties whose responsibilities are described in Section 4.3.

H.	Section 1.62 (definition of “Project 1 Steering Committee”) is deleted in its entirety and replaced with the following:

1.62 [omitted]

I.	All uses of “Project 1 Steering Committee” throughout the RDSA are deleted and replaced with “Board.” Any redundant use of the term “Board” in light of the foregoing shall be ignored (e.g., where the Project 1 Steering Committee would have reported to the Board).

J.	Section 4.4 (Sub-Projects), second paragraph, is modified as follows:

Project I shall be organized in sub-projects (each hereinafter referred to as a “Sub-Project”), each under the responsibility of a Sub-Project Leader. The Sub-Project Leader shall be responsible for the coordination of the Sub-Project work, contribution, and deliverables (with respect to time, quality, and cost) and directly reports to the Project ~~Manager~~ Director. The Sub-Project Leaders shall submit their recommendations to the Project Director before the Project Director makes any decision in the respective Sub-Project Leader’s field of expertise.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

K.	Section 4.5 (Deputy Project Manager—Technical) is deleted in its entirety and replaced with the following:

4.5 Project Governance Processes

The Project Core Team shall have regular telephonic and in-person communication and meetings, at a frequency that will ensure that information is shared and discussed in a timely manner,

Upon agreement between the Subproject Leader and Project Director for decisions in those areas for which the Subproject Leader is responsible, the Project Director may make decisions or take actions regarding Project 1 for which the Board is otherwise responsible under this Agreement if such action would have no major impact on the Project objectives, cost, schedule or risk; provided, however, that matters subject to the review authority of the IP Committee per the IP Committee’s charter (e.g, engagement of third-party subcontractors; sharing of information with third-parties), shall be reviewed and approved by the IP Committee prior to the Project Director making, such a decision or taking such action. Decisions that could have a “major impact” (as defined below) on the Project objectives. cost. schedule or risk. or for “Key Project Steps” (as defined below), or where there is a disagreement between the Subproject Leader and the Project Director, must be expeditiously elevated to the full Board for review and decision. If necessary. the Board can—per procedures in the Enfission Operating Agreement—schedule a special Board meeting and decisions may be approved via unanimous written consent evidenced by email or other electronic means.

A Major Impact for purposes of this paragraph shall mean:

1. Project Objectives — A decision or a series of decisions that would lead to a deliverable not compatible with the Project Objectives as validated by the Board.

2. Project Cost — A decision or a series of decisions that could, in the aggregate, increase by 5% or more: (1) The total annual amount of R&D budge approved by the Board, or (2) The overall Project cost estimate for the Roadmap.

3. Project Schedule — A decision or a series of decisions that could, in the aggregate, cause a 3-month or longer delay to estimated completion dates of any critical path task in the Roadmap or any key milestone set forth by the Board.

4. Project Risk - A decision or a series of decisions that could. in the aggregate. increase the overall Project risk profile by: (1) Adding a new risk with a medium or high probability of occurrence and a high consequence of occurrence, or (2) Increasing an existing risk to a medium or high probability of occurrence and a high consequence of occurrence.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

A Key Project Step for purposes of this paragraph shall mean:

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The Project Director and the Project Core Team shall seek advice and expertise from Project Advisors on an as-needed basis. and the Project Advisors shall provide such advice and guidance upon request without further process or reporting expected.

L.	Section 1.17 (definition of “Deputy Project Manager—Technical”) deleted in its entirety and replaced with the following:

1.17 [omitted]

This Amendment Two may be executed by the Parties in one or more counterparts, all of which shall be considered one and the same, and all of which shall have an effective date of June 20, 2018. All other sections of the RDSA in effect prior to this Amendment Two shall continue in full force and effect.

[Signature page follows]

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the undersigned, who are all of the Parties to the RDSA, intending to be legally bound, have executed this Amendment Two as of the date(s) set forth below, with such Amendment Two to be deemed effective as of June 20, 2018.

LIGHTBRIDGE CORPORATION

By:	/s/ Seth Grae	Date: July 2, 2018
Name:	Seth Grae
Title:	President and Chief Executive Officer

FRAMATOME SAS

By:	/s/ Bernard Fontana	Date: July 3, 2018
Name:	Bernard Fontana
Title:	Chief Executive Officer

ENFISSION, LLC

By:	/s/ Seth Grae	Date: July 2, 2018
Name:	Seth Grae
Title:	President and Chief Executive Officer

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